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                      THREE EASY WAYS TO VOTE YOUR PROXY.

TO VOTE BY TELEPHONE            TO VOTE BY INTERNET             TO VOTE BY MAIL
1) Read the Proxy               1) Read the Proxy Statement     1) Read the Proxy Statement.
   Statement and have the          and have the Proxy card      2) Check one of the appropriate
   Proxy card at hand.             at hand.                        boxes on the reverse side.
2) Call 1-800-690-6903.         2) Go to WWW.PROXYWEB.COM       3) Sign and date the Proxy card
3) Enter the 14-digit control   3) Enter the 14-digit control      below.
   number below and follow the     number below and follow      4) Return the Proxy card in the
   simple instructions.            the simple instructions.        envelope provided.
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     IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT RETURN YOUR PROXY.

                              OAK RIDGE FUNDS, INC.
                                  ON BEHALF OF
                         OAK RIDGE SMALL CAP EQUITY FUND
                         OAK RIDGE LARGE CAP EQUITY FUND

               SPECIAL MEETING OF SHAREHOLDERS - FEBRUARY 10, 2004

FUND NAME PRINTS HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OAK RIDGE FUNDS, INC. (the "Company") and relates to proposals with respect to the Oak Ridge Small Cap Equity Fund and Oak Ridge Large Cap Equity Fund, each a series of the Company (each, a "fund"). The undersigned hereby appoints David M. Klaskin and Samuel Wegbreit or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the special meeting of the shareholders of each fund to be held at 10 South LaSalle Street, Suite 1050, Chicago, Illinois 60603, on February 10, 2004, at 10:00 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of the special meeting of shareholders and of the accompanying proxy statement and prospectus and revokes any proxy previously given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE OF THIS CARD. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE ABOVE-NAMED PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                                        PLEASE SIGN, DATE AND RETURN
                                      PROMPTLY IN THE ENCLOSED ENVELOPE


                               Date ______________________________, 2004

                               -------------------------------------------------


                               -------------------------------------------------
                               Signature                       (Sign in the Box)

                               NOTE: Signature(s) should agree with the name(s) printed herein. If joint owners, each holder should sign this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                                  OAK RIDGE-R-MM
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                             YOUR VOTE IS IMPORTANT.
              PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW.

             This proxy will be voted "FOR" Proposals 1 and 2 if no
                          specification is made below.

                                       Please fill in box(es) as shown using
                                       black or blue ink or number 2 penciL. [X]
                                       PLEASE DO NOT USE FINE POINT PENS.

For shareholders of Oak Ridge Small Cap Equity Fund:

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1.

(1) To approve an Agreement and Plan of Reorganization between Oak Ridge Small Cap Equity Fund (your fund) and Pioneer Oak Ridge Small Cap Growth Fund
    (the "Pioneer Small Cap Fund"). Under this Agreement, as more fully described in the accompanying proxy statement and prospectus, your fund will transfer all of its assets to the Pioneer Small Cap Fund in exchange for Class A and C shares of Pioneer Small Cap Fund, a newly created fund with a substantially similar investment objective and policies as your fund.

    FOR      |_|                       AGAINST  |_|               ABSTAIN  |_|


For shareholders of Oak Ridge Large Cap Equity Fund:

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2.

(2) To approve an Agreement and Plan of Reorganization between Oak Ridge Large Cap Equity Fund (your fund) and Pioneer Oak Ridge Large Cap Growth Fund (the "Pioneer Large Cap Fund"). Under this Agreement, as more fully described in the accompanying proxy statement and prospectus, your fund will transfer all of its assets to the Pioneer Large Cap Fund in exchange for Class A shares of Pioneer Large Cap Fund, a newly created fund with a substantially similar investment objective and policies as your fund.

    FOR      |_|                       AGAINST  |_|               ABSTAIN  |_|

(3) To vote and otherwise represent the above-signed shareholder(s) whose signature(s) appear(s) on the front of this card on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

                   WE NEED YOUR VOTE BEFORE FEBRUARY 10, 2004.

           PLEASE DO NOT FORGET TO SIGN THE REVERSE SIDE OF THIS CARD.

                            THANK YOU FOR YOUR TIME.

                                                               OAK RIDGE-BB-R-MM